UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 5, 2024
(Earliest Event Date requiring this Report: October 31, 2024)

CAPSTONE COMPANIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	0-28331	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Number 144-V, 10 Fairway Drive Suite 100
Deerfield Beach, Florida 33441
(Address of principal executive offices)
(954) 570-8889, ext. 313
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of Class of Securities.	Trading Symbol(s).	Name of exchange on which registered
N/A	N/A	N/A

The Registrant’s Common Stock is quoted on the OTCQB Venture Market of the OTC Markets Group, Inc. under the trading symbol “CAPC.”

Item 1.01 Entry into a Material Definitive Agreement. On October 31, 2024, Capstone Companies, Inc. (“Company”) signed an Unsecured Promissory Note (“Note”) evidencing a loan from Coppermine Ventures, LLC, a private Maryland limited liability company based in Baltimore County, Maryland, (“Coppermine”) of One Hundred Twenty-Five Thousand Nine Hundred Fourteen Dollars ($125,914.00) (“Principal”) to the Company. The Principal is to be used to pay the working capital debts of the Company listed in Exhibit Two to the Note. The Principal accrues interest at a simple annual rate of 7%. Principal and accrued interest thereon is due and payable in a single lump sum due on July 31, 2025, unless occurrence of certain events causes all sums to become due prior to July 31, 2025, including certain events of default. The Note is not secured by collateral or any other secured interest and does not provide for any conversion of debt-to-equity securities or issuance of any securities.

Acceleration of Payment of Debt. Under the Note, the Principal and interest accrued thereon shall become due before July 25, 2025 if: (1) Company files a voluntary bankruptcy petition; (2) an involuntary bankruptcy petition is filed on the Company; (3) Company ceases to be a reporting company under the Securities Exchange Act of 1934 (“1934 Act”); (4) Company’s Common Stock is not quoted on any tier to The OTC Markets Group; or (5) Company breaches the Management Transition Agreement between the Company and Coppermine (see “Management Transition Agreement” below)(“MTA”) and the breach is not timely cured under the terms of the MTA

Business of Coppermine. Coppermine operates health clubs & recreational facilities in State of Maryland that provide social, athletic, and fitness programming for youth, adults and families. Through its subsidiary operations, Coppermine offers youth and adult sports-oriented classes, clinics, camps, leagues, tournaments, and before & after school programs. Coppermine also holds nationally competitive club teams’ competitions in various sports. Swimming, soccer, lacrosse, tennis, pickleball, gymnastics, dance, football, baseball, and karate are some of the available programs offered at various Coppermine facilities.  One of Coppermine’s affiliated operations, Copper Union, is focused on indoor and outdoor pickle ball courts coupled with a sports bar, or food-drink service area.  Coppermine is owned and operated by Alexander Jacobs, an entrepreneur based in the Baltimore County, Maryland area. Coppermine is not a shareholder of the Company.

Management Transition Agreement (“MTA”). As an inducement to make the loan evidenced by the Note and to make a financial commitment to fund the essential working capital needs of the Company through March 31, 2025, Company and Coppermine signed the MTA on October 31, 2024. MTA provides, in part, that Coppermine will: (1) designate two (2) persons for appointment to the Company’s Board of Directors to fill vacancies on the Company’s Board of Directors; (2) designate a person to act as Chief Executive Officer and President of the Company upon the resignation of the incumbent Chief Executive Officer of the Company; and (3) fund certain essential and projected working capital needs of the Company, as set forth in Attachment Two to the MTA, through March 31, 2025. The “essential working capital needs” are those Company expenses that are necessary to pay to maintain the Company as a reporting company under the 1934 Act, cover the annual fee for the quotation of the Company’s Common Stock on The OTC Markets Group (“OTC”) QB Venture Market and OTC Blue Sky monitoring service through August 2025, retain the acting Chief Financial Officer of the Company, retain outside legal counsel to the Company and maintain Directors’ and Officers’ liability insurance coverage.

Under the MTA, the Company agreed to accept the resignation of two (2) incumbent directors and the incumbent Chief Executive Officer upon receipt of designation of Coppermine’s two (2) candidates for appointment to the Company’s Board of Directors and designation of Coppermine’s candidate for appointment as Chief Executive Officer and President of the Company, which Coppermine candidates would be appointed to their respective positions upon resignation of the two incumbent directors and Chief Executive Officer of the Company, and which appointments would be subject to the Company’s Board of Directors verification that the Coppermine candidates are qualified and eligible to serve in their respective positions with the Company. Coppermine has not designated its candidates as of the date of the filing of this Form 8-K. Under the MTA, Coppermine has until November 30, 2024, to designate its candidates for appointment to the Company’s Board of Directors and appointment as Chief Executive Officer and President of the Company.

Reason for Management Transition Agreement and Note. As reported previously in filings with the Commission, the Company has pursued two courses of action in 2023 and 2024:

(1) an effort to develop a new product line under its Connected Surface consumer product concept to generate revenues to replace the closed traditional LED product line, which was closed in 2023 due to lack of sales, and to replace the product line the Connected Surface Internet-connected smart mirror product line for residential use which was intended to replace the LED product line. The Connected Surface smart mirror failed to generate sufficient revenues to sustain the Company’s operations in 2023 and 2024, and

(2) concurrently, as the new smart mirror product line did not achieve sufficient revenues to sustain the Company’s operations, the Company searched for a new business line to replace its traditional consumer product business line, which new business line could be either developed internally with sufficient third-party funding or result from a merger, acquisition, or joint venture.

These efforts in 2023 and into September 2024 did not produce a new product line or result in the acquisition of a new business line to generate revenues to fund the working capital needs of the Company. The Company significantly reduced its overhead costs in late 2023 and 2024. Mr. Wallach provided the funding to sustain the reduced Company operations through September 2024, with personal funding of the Company by Mr. Wallach in 2023 and through September 2024 of an estimated total of $673,000.

The Company’s efforts in 2023 and the first nine months of 2024 to find a funding source to replace Mr. Wallach’s personal funding of the Company were unsuccessful due primarily to the Company’s lack of revenues, lack of hard assets suitable as collateral, low market price and low trading volume and market liquidity of the Company’s Common Stock and amount of corporate debt. Mr. Wallach will not provide sufficient ongoing working capital funding for the Company after October 2024. As such, the Company had an urgent need to find replacement working capital funding. Funding under the Note and MTA is intended to provide working capital to sustain the Company operations through March 31, 2025.

The appointment of Coppermine’s candidates to the Company’s Board of Directors and Coppermine’s candidate as Company’s Chief Executive Officer and President under the MTA was necessary to induce Coppermine to provide working capital funding, but the Company’s Board of Directors also believes that new management members will serve the best interests of the Company and its public shareholders by potentially expanding the expertise, funding sources and business development capabilities and networks of the Company and bringing possible new perspectives and ideas to the efforts to establish a viable business operation for the Company. The Company is currently focused on the development or acquisition of a new business line capable of generating operating revenues instead of the internal development and launch of a new consumer product.

A copy of the Note is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 10.1. The summary of the Note in this Item 1.01 of the Form 8-K is qualified in its entirety by reference to the Note filed as Exhibit 10.1 to this Form 8-K. A copy of the MTA is attached as Exhibit 10.2 to this Form 8-K. The above summary of the MTA is qualified in its entirety by reference to the MTA as filed as Exhibit 10.2 to this Form 8-K.

Item 5.01 Change in Control of Registrant.

Potential Change in Control of Registrant. With the Note and MTA, Coppermine is the sole source of significant working capital funding for the Company and, as such, Coppermine may be able influence the management of the Company and its business development efforts through the control of funding of the Company. Further, the ability of Coppermine to have two candidates appointed to the Company’s Board of Directors and its candidate appointed as the Company’s Chief Executive Officer and President provides Coppermine with a potential ability to influence or control the management or business development of the Company. There are no provisions or covenants in the Note or MTA that explicitly empower Coppermine or its nominees to control the Company’s management of operations or business development efforts, or overtly restrict the management or business development of the Company. Coppermine does not own any shares of the Company’s voting capital stock as of the date of the filing of this Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 1.01 above, the MTA when implemented will result in the appointment of two new Company directors and a new Chief Executive Officer and President of the Company and the resignation of two incumbent Company directors and the Company’s Chief Executive Officer. As of the date of the filing of this Form 8-K, no resignation of a director or senior officer of the Company has occurred and no appointment of new directors or a new senior officer has occurred.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following documents are filed as exhibits to this Form 8-K:

Exhibit Number	Exhibit Description
10.1	Unsecured Promissory Note, dated 31 October 2024, issued by Capstone Companies, Inc. to Coppermine Ventures, LLC
10.2	Management Transition Agreement, dated 31 October 2024, by Capstone Companies, Inc. and Coppermine Ventures, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By: /s/ Stewart Wallach

Stewart Wallach, Chief Executive Officer

Dated: November 5, 2024

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Unsecured Promissory Note, dated 31 October 2024, issued by Capstone Companies, Inc. to Coppermine Ventures, LLC
10.2	Management Transition Agreement, dated 31 October 2024, by Capstone Companies, Inc. and Coppermine Ventures, LLC